(TRX LOGO)	Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

TRX REPORTS RECORD THIRD QUARTER 2006 RESULTS

Adjusted EBITDA Increases to $3.7 Million; Diluted Earnings per Share of $0.07

ATLANTA, 02 November 2006 — TRX, Inc. (NASDAQ: TRXI), a leading, independent provider of transaction processing and data integration services to the global travel industry, today reported financial results for the quarter ended 30 September 2006.

Total revenues excluding client reimbursements for the third quarter of 2006 were $26.8 million compared with $29.3 million in the third quarter of 2005. Net income for the current quarter was $1.3 million compared with a net loss of ($3.3) million in the third quarter of 2005. Net income per diluted share was $0.07 compared to a net loss of ($0.27) per diluted share for the third quarter of 2005.

Revenues from transaction processing services decreased 4% to $17.6 million. Revenues from data integration services increased 16% to $4.5 million. Revenues from customer care activities decreased 35% to $4.7 million. Core transaction processing and data integration revenues increased to 83% of revenues compared to 76% in the third quarter of 2005. Customer care revenues declined to 17% of revenues, compared to 24% in the third quarter of 2005 as the Company continued to execute on its previously announced strategy of transitioning away from customer care activities.

Adjusted EBITDA was $3.7 million for the quarter, a $0.2 million increase from the third quarter of 2005.

For the nine months ended 30 September 2006, revenues excluding client reimbursements decreased to $87.4 million from $89.3 million in 2005. Net income was $6.0 million, compared with a net loss of ($7.0) million for the first nine months of 2005, and Adjusted EBITDA was $14.9 million, compared with $8.6 million for the first nine months of 2005. Net income per diluted share was $0.34 for the nine months ended 30 September 2006 and includes non-cash stock compensation of $1.0 million, or $0.06 per share and restructuring expense of $0.7 million, or $0.04 per share.

“TRX remains focused on growth opportunities in both transaction processing and data integration,” said TRX President & CEO Trip Davis. “While leisure volumes remain soft, we are seeing increased activity with the agencies responsible for corporate transaction processing, as they automate and reduce costs.”

“On the data front, the increasing complexity of the travel environment is motivating corporate accounts, suppliers, agencies, and payment providers to expand their use of travel data reporting software and analytics,” said Davis. “TRX is a global leader in travel data reporting, positioning us to grow our revenues and broaden our client base through new sales, acquisitions, and product innovation.”

TRX also reiterated its guidance for fiscal 2006:

•	2006 revenues excluding client reimbursements of $108 to $113 million, which includes core transaction processing and data integration revenues of $88 to $91 million and customer care revenues of $20 to $22 million.

•	2006 Adjusted EBITDA of $17.5 to $19.0 million.

•	Diluted earnings per share excluding the effects of non-cash stock compensation and previously announced restructuring expenses are expected to be $0.44 to $0.53 for the year.

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Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as EBITDA and Adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide investors with a better baseline for assessing the company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

EBITDA consists of GAAP net income (loss) adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

TRX’s calculation of EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile EBITDA and Adjusted EBITDA to GAAP net income (loss) are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

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Conference Call Information

The Company will hold a Webcast of its conference call to discuss these results on Thursday, 02 November at 9:00 a.m. Eastern Time from www.trx.com. To register for the event, please go to the Investor Center on the TRX.com Website at least fifteen minutes early to register, download, and install any necessary audio software.

For those who cannot listen to the live broadcast, the TRX.com site will host an archived Webcast shortly after the conclusion of the call, which will remain available on the TRX Website at www.trx.com for 90 days.

About TRX

TRX is a leading, independent provider of transaction processing and data integration services to the global travel industry. TRX provides five hosted technology and service offerings: RESX (Online Booking), SELEX (Agent Technology), CORREX (Automated Processing), TRANXACT (Settlement & Exceptions), and DATATRAX (Data Integration). TRX provides each of these solutions independently or as a comprehensive, integrated end-to-end processing suite for travel agencies, travel suppliers, large corporations, credit card issuers, and expense management companies. TRX is headquartered in Atlanta, Georgia with operations and associates in North America, Europe, and Asia.

Investor Contacts:	Lindsey Sykes
Chief Financial Officer
(404) 929-6154

Media Contacts:	Kira Perdue
Trevelino/Keller Communications Group for TRX
(404) 214-0722, extension 101

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TRX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
REVENUES:
Transaction Processing	$17,580	$18,285	$56,991	$55,726
Data Integration	4,520	3,903	12,700	11,858
Customer Care	4,674	7,155	17,702	21,697

Transaction and other revenues	26,774	29,343	87,393	89,281
Client reimbursements	366	307	1,522	2,331

Total revenues	27,140	29,650	88,915	91,612

EXPENSES:
Operating	15,913	18,501	51,162	57,158
Selling, general and administrative	4,701	5,076	14,315	15,303
Technology development	2,759	2,800	8,037	8,865
Client reimbursements	366	307	1,522	2,331
Restructuring	(148)	11	691	2,319
Depreciation and amortization	2,453	2,519	7,698	7,329

Total expenses	26,044	29,214	83,425	93,305

OPERATING INCOME (LOSS)	1,096	436	5,490	(1,693)

INTEREST INCOME (EXPENSE)	157	(882)	495	(2,375)

DEBT CONVERSION EXPENSE	—	(2,898)	—	(2,898)

NET INCOME (LOSS)	$1,253	$(3,344)	$5,985	$(6,966)

Net Income (Loss) per Share
Basic and diluted	$0.07	$(0.27)	$0.34	$(0.56)

Weighted Average Shares Outstanding
Basic	17,735	12,519	17,692	12,481
Diluted	17,736	12,519	17,693	12,481

Other Data:
Adjusted EBITDA	$3,740	$3,530	$14,915	$8,561
Capital expenditures	$1,386	$3,369	$6,514	$6,690
Transaction processing volumes	20,092	20,574	65,009	62,889

	As of September 30, 2006	As of December 31, 2005
Consolidated Balance Sheet Data:
Cash and cash equivalents	$26,636	$28,633
Convertible notes	1,360	1,360
Total shareholders’ equity	40,020	32,601

TRX, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net income (loss)	$1,253	$(3,344)	$5,985	$(6,966)
Depreciation and amortization	2,453	2,519	7,698	7,329
Interest (income) expense, net	(157)	882	(495)	2,375
Debt conversion expense (1)	—	2,898	—	2,898

EBITDA	3,549	2,955	13,188	5,636
Stock compensation expense	339	14	1,036	56
Restructuring expenses (2)	(148)	11	691	2,319
IPO related bonuses (3)	—	550	—	550

Adjusted EBITDA	$3,740	$3,530	$14,915	$8,561

(1)	In connection with the IPO, we made payments totaling $2.9 million to affect the conversion of convertible notes with a conversion price of $11.03.
(2)	Expenses for severance, lease, transition costs and accelerated depreciation associated with the closure of certain customer care operations.
(3)	In connection with the completion of the IPO, we paid one-time management bonuses totaling $550,000.